UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 21, 2026

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On July 10, 2026 at the Company’s annual meeting of shareholders (the “Annual Meeting”), the shareholders of MicroVision, Inc. (the “Company”) approved an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to (i) effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $.001 per share (“Common Stock”), at a ratio of 1-for-15, with every fifteen shares of issued and outstanding Common Stock being combined into one share of Common Stock, and (ii) simultaneously reduce the total authorized number of shares of the Company’s capital stock to 175,000,000 shares, consisting of (a) 150,000,000 shares of Common Stock and (b) 25,000,000 shares of preferred stock, $.001 par value.

Following approval of the Reverse Stock Split by the Company’s shareholders, the Board of Directors determined that the Reverse Stock Split is in the best interests of the Company and its shareholders and approved a ratio of 1-for-15. The Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware on July 22, 2026 to effect the Reverse Stock Split and reduce the number of authorized shares of capital stock. The Reverse Stock Split will become effective at 5:00 p.m. Eastern Time on August 1, 2026 (the “Effective Time”).

At the Effective Time, every fifteen shares of issued and outstanding Common Stock will be automatically combined into one share of Common Stock, without any change in the par value per share. No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who would otherwise be entitled to receive a fractional share will have their fractional share rounded up to the nearest whole share. Proportionate adjustments will be made to the number of shares of Common Stock issuable upon the exercise or conversion of the Company’s outstanding stock options, warrants, and convertible notes, as well as the exercise or conversion prices thereof, and to the number of shares reserved for issuance under the Company’s equity plans.

The Common Stock is expected to begin trading on a split-adjusted basis on The Nasdaq Stock Market at market open on August 3, 2026, under the Company’s existing trading symbol “MVIS” with a new CUSIP number of 594960403. Additional information regarding the Reverse Stock Split can be found in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on June 11, 2026.

As previously disclosed in our Current Report on Form 8-K filed on June 12, 2026, the Company applied to transfer its listing to The Nasdaq Capital Market, and our transfer to The Nasdaq Capital Market became effective as of July 20, 2026.

A copy of the Company’s press release announcing the Reverse Stock Split is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2026, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split and reduce the total number of shares of capital stock that the Company shall have the authority to issue, as described in Item 3.03. above.

The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, dated July 22, 2026
99.1	Press Release of MicroVision, Inc., dated July 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

	By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary

Dated: July 22, 2026